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                                  Enron Corp.

                                      and

                         Harris Trust and Savings Bank,
                                    Trustee


                                 ______________



                          Third Supplemental Indenture

                         Dated as of September 1, 1997


                                 ______________



        SUPPLEMENTAL INDENTURE TO INDENTURE DATED AS OF NOVEMBER 1, 1985



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         THIRD SUPPLEMENTAL INDENTURE, dated as of September 1, 1997, between
ENRON CORP., a corporation duly organized and existing under the laws of the State of Oregon (herein called the "Company"), having its principal office at 1400 Smith Street, Houston, Texas 77002, and HARRIS TRUST and SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois (herein called the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture, dated as of November 1, 1985 (herein called the "Original Indenture"), to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness ("Securities"); and

         WHEREAS, the Original Indenture has been supplemented and amended as of December 1, 1995 to authorize a series of Securities denominated the Company's "6 1/4% Exchangeable Notes due December 13, 1998" and as of May 8, 1997 to evidence the succession of the Company to Enron Corp., a Delaware corporation ("Enron Delaware"), and the assumption by the Company of the obligations of Enron Delaware for the due and punctual payment of the principle of, premium, if any, and interest on the Securities and the performance and observance of all covenants and conditions of the Original Indenture on the part of Enron Delaware to be performed or observed by Enron Delaware (the Original Indenture, as so supplemented and amended, is herein called the "Indenture"); and

         WHEREAS, Section 901 of the Indenture provides that, subject to certain limitations, without the consent of any holders of the Securities, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture or indentures supplemental to the Indenture; and

         WHEREAS, the Company's Board of Directors has duly authorized the substance of the modifications of the Indenture hereinafter set forth (the "Third Supplemental Indenture") and the execution and delivery of this Third Supplemental Indenture; and

         WHEREAS, the Company and the Trustee desire to execute this Third Supplemental Indenture; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:





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         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

         1. The Indenture shall be modified as follows. Brackets indicate matters to be deleted and italics indicate matters to be added.

                 a. Article I. Definitions and Other Provisions of General Application. shall be amended to include the following:

                          SECTION 114.  Interest Limitation.

                          It is the intention of the Company to conform
                 strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in the Securities or this Indenture, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law with respect to a Security shall under no circumstances exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall have been paid in full, refunded to the Company), to the extent permitted by applicable law; and (ii) in the event that the maturity of any Security is accelerated or in the event of any redemption of such Security, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall be paid in full, refunded to the Company), to the extent permitted by applicable law. All calculations made to compute the rate of interest with respect to a Security for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall be made, to the extent permitted by such applicable law, by allocating and spreading during the period of the full stated term of such Security all interest any time contracted for, taken, reserved, charged or received by such Holder or by the Trustee on behalf of any such Holder in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of the Security does not exceed the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted





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                 prior to such change, then unless prohibited by law,
                 references in this Indenture or any Security to "applicable law" when used in the context of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

                          The right to accelerate maturity of any Security does
                 not include the right to accelerate any interest which has not otherwise accrued to the date of such acceleration, provided, however, that the foregoing shall not prohibit the continuing accrual after acceleration of interest in accordance with the terms of the Indenture and such Security.

                 b. Section 203. Form of Reverse of Security. shall be amended by deleting the eleventh unnumbered paragraph thereof and substituting therefor the following:

                          No reference herein to the Indenture and no provision
                 of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 114 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

                 c. The text (but not the caption) of Section 301. Amount Unlimited; Issuable in Series. shall be amended by deleting such text in its entirety and substituting therefor the following:

                          The aggregate principal amount of Securities which
                 may be authenticated and delivered under this Indenture is unlimited.

                          The Securities may be issued in one or more series.
                 There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                                  (1)      the title of the Securities of the
                          series (which shall distinguish the Securities of the series from Securities of any other series);





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                                  (2)     any limit upon the aggregate principal
                          amount of the Securities of the series which may be authenticated and delivered under this indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                                  (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                                  (4)      the date or dates on which the
                          principal of and any premium on the Securities of the series is payable;

                                  (5)      the rate or rates (which may be
                          fixed or variable), or the method by which such rate or rates shall be determined, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

                                  (6)      the place or places where the
                          principal of and any premium and interest on Securities of the series shall be payable;

                                  (7)      the period or periods within which,
                          the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

                                  (8)      the obligation, if any, and the
                          option, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;





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                                  (9)      if other than denominations of
                          $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                                  (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 101;

                                  (11)     if the amount of payments of
                          principal of or any premium or interest on any Securities of the series may be determined with reference to an index, including, but not limited to an index based on a currency or currencies other than that in which the Securities of that series are payable, or any other type of index, the manner in which such amounts shall be determined;

                                  (12)     if the principal of or any premium
                          or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                                  (13)     if other than the principal amount
                          thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Section 504 or the method by which such portion shall be determined;

                                  (14)     any trustees, paying agents,
                          transfer agents or registrars with respect to Securities of such series;

                                  (15) whether the Securities of the series shall be issued upon original issuance in whole or in part in the form of one or more





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                          Global Securities and, in such case, (a) the
                          Depository with respect to such Global Security or Securities, which Depository at the time of designation and at all times while it serves as Depository shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depository or its nominee, if other than as set forth in Section 305;

                                  (16)     the obligation, if any, of the
                          Company to permit the conversion or exchange of Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provisions in addition to or in lieu of those set forth in this Indenture relative to such obligation); and

                                  (17) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

                          All Securities of any one series shall be
                 substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

                          If any of the terms of the series are established by
                 action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

                 d. Section 303. Execution, Authentication, Delivery and Dating, shall be amended by adding the following paragraph after the fourth unnumbered paragraph:

                          Notwithstanding the provisions of Section 301 and of
                 the preceding paragraph, if all Securities of a series are not to be originally issued at one





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                 time, it shall not be necessary to deliver the Officers'
                 Certificate otherwise required pursuant to Section 301 or the Company Order otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

                 e. Section 303. Execution, Authentication, Delivery and Dating. shall be further amended by deleting the last paragraph thereof and substituting therefor the following:

                          No Security shall be entitled to any benefit under
                 this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         2. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Indenture.

         3. Except as specifically supplemented and amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         4. The Recitals of the Company preceding Section 1 of this Third Supplemental Indenture are statements of the Company and the Trustee has no responsibility for the accuracy or completeness thereof.

         5. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of Texas.





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                 6.       This Third Supplemental Indenture may be executed in
         one or more counterparts, all of which, taken together, shall constitute one and the same Third Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   ENRON CORP.



                                   By
                                     ------------------------------------------
                                       Name:
                                       Title:


                                   HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee



                                   By
                                     ------------------------------------------
                                       Name:
                                       Title:





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